UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO		45206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Compensatory Arrangement

On June 15, 2011, the Compensation Committee of the Board of Directors granted an unrestricted stock award to Craig F. Maier, President and Chief Executive Officer of the Company. Pursuant to the award, 17,364 shares of the Company’s common stock were issued to Mr. Maier. The total value of the award amounted to $370,770, which will be reported in his W-2 compensation for 2011. The Company will record a corresponding charge against its pretax earnings in the first quarter (ending September 20, 2011) of its fiscal year that will end May 29, 2012. In connection with the award, Mr. Maier surrendered 7,998 shares back to the Company’s treasury, to cover the withholding tax obligation on the compensation.

Also on June 15, 2011, Mr. Maier’s stock option to purchase 40,000 shares of the Company’s common stock that was originally granted to him on July 11, 2001 was terminated. The strike price was $13.70 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)
DATE	June 20, 2011
		BY	/s/ Donald H. Walker
Donald H. Walker
Vice President and Chief Financial Officer,
Principal Financial Officer and
Principal Accounting Officer